Exhibit 99.1

Bank of Florida Corporation Announces First Quarter 2010 Results

Marketing of Common Stock Offering Continues

NAPLES, Fla.--(BUSINESS WIRE)--May 3, 2010--Bank of Florida Corporation (NASDAQ:BOFL) announced financial results for the first quarter of 2010. The net loss available to common shareholders for the first quarter of 2010 was $33.1 million, or $2.66 per diluted share. This compares to a net loss of $58.7 million, or $4.58 per share, in the fourth quarter of 2009, and $4.4 million, or $0.34 per diluted share, in the first quarter of 2009.

“Our first quarter 2010 results were as we had anticipated,” said Chief Executive Officer Michael L. McMullan. “During the first quarter, the Federal Deposit Insurance Corporation completed full Safety and Soundness examinations of our subsidiary banks and we recorded our projected provision for the quarter of $30.7 million, which validates the size of our targeted capital raise. As stated in our prospectus, an additional $65 million is needed to achieve ‘adequately capitalized’ status at all three of our subsidiary banks. We are currently undertaking a $71.8 million rights and supplemental offering.”

Bank of Florida Corporation

Bank of Florida Corporation (Nasdaq:BOFL) is a $1.5 billion-asset multi-bank holding Company located in Naples, Florida. Bank of Florida Corporation is the parent company for Bank of Florida - Southwest in Collier and Lee Counties; Bank of Florida – Southeast in Broward, Miami-Dade and Palm Beach Counties; Bank of Florida – Tampa Bay in Hillsborough and Pinellas Counties; and Bank of Florida Trust Company, collectively referred to as the “Company”. Investor information may be found on the Company’s web site, http://www.bankofflorida.com, by clicking on "Investor Relations." To receive an email alert of all company press releases, SEC filings, and events, select the “Email Notification” section.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which statements generally can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “target,” “plan,” “project,” or “continue” or the negatives thereof or other variations thereon or similar terminology, and are made on the basis of management’s plans and current analyses of Bank of Florida Corporation, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could affect Bank of Florida Corporation financial performance and could cause actual results for fiscal 2010 and beyond to differ materially from those expressed or implied in such forward-looking statements. Bank of Florida Corporation does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Bank of Florida Corporation has filed a registration statement (including a prospectus) (SEC File Number 333-161252) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus relating to the offering may be obtained from Kendrick Pierce & Co., at 511 W. Bay Street, Suite 300, Tampa, Florida 33606 or by telephone at 1 (866) 254-2265.

CONTACT:
Bank of Florida Corporation
Tracy L. Keegan, Executive VP & CFO, 239-254-2147
or
Nvestcom Investor Relations
Megan Malanga, 954-781-4393
megan.malanga@nvestcom.com